CoreSite Reports Second Quarter 2019 Financial Results

-- Delivered a Record $27.3 Million of New and Expansion Sales for the Quarter --

-- Completed Expansions at LA1, LA2, and VA3 Phase 1B and Began Construction at LA3 --

-- Placed Nearly 100,000 Square Feet into Service --

-- Arranged $400 Million Financing --

DENVER, CO – July 24, 2019 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the second quarter ended June 30, 2019.

Q2 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $142.9 million, an increase of 4.7% year over year and 2.9% sequentially
o	Delivered net income of $0.53 per common diluted share, a decrease of $0.04 year over year and $0.01 sequentially
o	Generated FFO of $1.27 per diluted share and unit, a decrease of $0.01 year over year, and an increase of $0.02 sequentially
•	Lease Commencements –
o	Commenced 140 new and expansion leases for 65,193 net rentable square feet (“NRSF”), representing $10.2 million of annualized GAAP rent, for an average rate of $176 per square foot
•	Lease Sales Activity –
o	Signed 135 new and expansion leases for 142,824 NRSF and $27.3 million of annualized GAAP rent, for an average rate of $191 per square foot
o	Renewed 328 leases for 121,809 NRSF and $24.1 million of annualized GAAP rent, for an average rate of $198 per square foot, reflecting 2.6% cash rent growth, 7.4% GAAP rent growth and 2.4% churn

Q2 2019 Notable Events

•	Finalized Santa Clara Property Purchase and Began Pre-Construction –
o	On April 12th, closed SV9 land purchase, suitable for a data center facility of at least 200,000 NRSF
o	As of June 30th, began pre-construction, including environmental permitting and other processes
•	Executed a Pre-Lease at new Santa Clara Data Center and Advanced Construction –
o	On April 15th, a pre-lease was executed for Phases 1 and 2 at SV8, for approximately 108,000 NRSF
o	Construction of SV8 is on track to deliver Phase 1 late in Q3 and Phase 2 late in Q4
•	Arranged Financing and Funding –
o	On April 17th, arranged a $400 million financing and received proceeds of $325 million
o	On July 17th, received the remaining proceeds of $75 million

“We continued to execute on our 2019 imperatives to accelerate growth in 2020 and beyond,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “We completed projects in our property development pipeline, delivering nearly 100,000 square feet of data center capacity, and began construction for our new ground-up purpose-built data center in Los Angeles.  We also achieved a strong and well rounded sales quarter, with solid core retail colocation sales, strong new logo expansion, supplemented by a large pre-lease at our new SV8 data center and other scale leasing.  We believe these accomplishments significantly advance us toward our goal of sustainably accelerating revenue growth in 2020 and beyond.”

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Sales Activity

CoreSite achieved new and expansion sales of $27.3 million of annualized GAAP rent for the quarter. This included $5.3 million of core retail colocation sales and $22.0 million of scale leasing, including a hyper scale pre-lease of SV8 Phases 1 and 2.  Pricing across all sales categories was solid, with continued expansion with strategic customers and strength in new logo acquisitions.

“Our sales team achieved solid results in our core retail colocation activity across our portfolio as well as winning new scale leasing,” said Maile Kaiser, Senior Vice President of Sales at CoreSite.  “We are well positioned to continue to compete for retail colocation and new logos due to our connected campuses, rich ecosystems, industry-leading uptime and data center operations, and our ability to serve the network edge for new and future applications.  Along with our ongoing property development and additional capacity coming online this year and next, we also expect to compete for larger scale opportunities for those customers who value and enrich our ecosystem.”

Development Activity

CoreSite continues to execute on its property development pipeline.  After entering 2019 with leasable capacity at a lower level than historical norms, the Company plans to exit 2019 with leasable capacity and quickly developable incremental capacity at the higher levels experienced in previous years.

CoreSite’s ongoing data center development and operational position includes –

o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.2 million NRSF, or about 102.1%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

Completed Construction

During the second quarter, CoreSite completed construction of its data center expansions at LA1 and LA2 of approximately 17,000 and 28,000 NRSF, respectively. CoreSite also completed construction of about 51,000 NRSF for VA3, Phase 1B, a purpose-built data center on its Reston campus in Northern Virginia.

Under Construction

CoreSite began construction on LA3 Phase 1 in early July, for 51,000 NRSF of a new, ground-up purpose-built data center, planned for a total of 160,000 NRSF.  LA3 is adjacent to CoreSite’s existing LA2 building in downtown Los Angeles.

During the second quarter, construction advanced significantly in Santa Clara at SV8, a new ground-up purpose-built data center, after a new pre-lease was signed in April for Phases 1 and 2 of the building. CoreSite expects to complete Phase 1 in late Q3 2019 and Phase 2 in late Q4 2019.

Other Progress

The Company also has begun the environmental permitting and other processes for a new SV9 ground-up purpose-built data center at its Santa Clara campus.

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As of June 30, 2019, CoreSite had a total of approximately 323,000 NRSF of turn-key data center capacity under construction, with $191 million incurred to date of the $528 million of total estimated costs, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
Boston	BO1	19,961	Q4 2019	$1.2	$9.0	—%
New York	NY2, Phase 3	34,589	1H 2020	0.4	46.0	—
Total data center expansion		54,550		$1.6	$55.0	—%

New development
Chicago	CH2, Phase 1	56,000	1H 2020	$38.6	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	2H 2020	32.2	134.0	—
San Francisco Bay	SV8, Phase 1	53,953	Q3 2019	112.4	133.0	100.0
San Francisco Bay	SV8, Phase 2	53,728	Q4 2019	5.9	44.0	100.0
San Francisco Bay	SV8, Phase 3	54,056	1H 2020	—	42.0	—
Total new development		268,737		$189.1	$473.0	40.1%

Total under construction		323,287		$190.7	$528.0	33.3%

Other Financial Results

CoreSite’s $142.9 million of operating revenues for the second quarter included $121.1 million of rental, power and related revenue, $18.8 million of interconnection revenue and $3.0 million of office, light-industrial and other revenue. Net income was $25.7 million for the second quarter, or $0.53 attributable to each common diluted share.

Balance Sheet, Financing and Liquidity

On April 17, the Company’s Operating Partnership entered into a note purchase agreement to issue and sell an aggregate principal amount of $200 million of 4.11% Series A Senior Notes due April 17, 2026, and $200 million of 4.31% Series B Senior Notes due April 17, 2029.  Initial proceeds of $325 million were received on April 17, with the remaining $75 million proceeds received on July 17.

The Operating Partnership used the proceeds to pay down outstanding amounts on the revolving portion of its senior unsecured credit facility.

CoreSite expects to use its liquidity of $456 million, which includes credit available under the revolving credit facility, senior notes and cash as of quarter end, primarily to fund the estimated $337 million of remaining current development pipeline costs.

Financial Guidance

The Company’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

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“We reported record sales in the second quarter, kept our property development and construction on track, and closed a successful financing,” said Jeff Finnin, CoreSite’s Chief Financial Officer.  “Offsetting these positive accomplishments, whose momentum we expect to continue in the second half of the year, are the timing of our commencements, recent elevated churn in three markets, the previously identified current market softness in Northern Virginia for scale and hyperscale leasing, and elevated levels of legal costs, that will mute our results for the full year.  Despite these headwinds, our business fundamentals are strong, and we will continue to focus on our goal to accelerate growth in 2020 and beyond.”

The Company also experienced elevated legal costs in the second quarter.  The impact on a diluted basis per common share and OP unit, was $0.04 for the quarter, and the Company expects $0.09 for the full year.

The Company is revising its 2019 guidance to the following:

(Dollars in thousands, except for per share data)

•	Total operating revenues $570,000 to $580,000
•	Net Income $98,000 to $103,000
•	Adjusted EBITDA $306,000 to $311,000
•	Net income per common share, diluted $2.04 to $2.10
•	FFO per common share and OP unit, diluted $5.07 to $5.13
•	Annual rental churn rate 9% to 11%

For additional details on the Company’s 2019 guidance, please see page 23 of CoreSite’s Supplemental Information and listen to the scheduled earnings call.

Conference Call Details

CoreSite will host its second quarter 2019 earnings call on Thursday, July 25, 2019, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international). A replay will be available until August 9, 2019, and can be accessed shortly after the call by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13691787.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its second quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

© 2019, CoreSite, L.L.C. All Rights Reserved
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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the amount of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition,  including indirect competition from cloud service providers;  failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends

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or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$87,765	$86,955
Buildings and improvements	1,822,252	1,730,329
	1,910,017	1,817,284
Less: Accumulated depreciation and amortization	(653,177)	(590,784)
Net investment in operating properties	1,256,840	1,226,500
Construction in progress	386,226	265,921
Net investments in real estate	1,643,066	1,492,421
Operating lease right-of-use assets, net	181,270	190,304
Cash and cash equivalents	2,836	2,599
Accounts and other receivables, net	29,758	18,464
Lease intangibles, net	5,694	6,943
Goodwill	40,646	40,646
Other assets, net	98,174	102,290
Total assets	$2,001,444	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,310,114	$1,130,823
Operating lease liabilities	194,893	202,699
Accounts payable and accrued expenses	122,251	89,315
Accrued dividends and distributions	61,332	55,679
Acquired below-market lease contracts, net	2,629	2,846
Unearned revenue, prepaid rent and other liabilities	34,102	37,672
Total liabilities	1,725,321	1,519,034

Stockholders' equity
Common stock, par value $0.01	364	363
Additional paid-in capital	498,828	491,314
Accumulated other comprehensive loss	(6,235)	(2,193)
Distributions in excess of net income	(293,209)	(246,929)
Total stockholders' equity	199,748	242,555
Noncontrolling interests	76,375	92,078
Total equity	276,123	334,633
Total liabilities and equity	$2,001,444	$1,853,667

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$121,083	$117,853	$116,147	$238,936	$226,155
Interconnection revenue	18,776	18,416	17,422	37,192	33,982
Total data center revenue	139,859	136,269	133,569	276,128	260,137
Office, light-industrial and other revenue	3,047	2,626	2,878	5,673	5,929
Total operating revenues	142,906	138,895	136,447	281,801	266,066

Operating expenses:
Property operating and maintenance	38,067	38,110	37,861	76,177	71,709
Real estate taxes and insurance	5,988	6,196	4,693	12,184	9,630
Depreciation and amortization	36,996	35,646	35,558	72,642	69,334
Sales and marketing	5,784	5,652	5,369	11,436	10,449
General and administrative	12,282	10,170	10,297	22,452	19,482
Rent	7,733	7,688	6,547	15,421	12,947
Transaction costs	—	—	19	—	75
Total operating expenses	106,850	103,462	100,344	210,312	193,626
Operating income	36,056	35,433	36,103	71,489	72,440
Interest expense	(10,311)	(9,498)	(8,907)	(19,809)	(16,645)
Income before income taxes	25,745	25,935	27,196	51,680	55,795
Income tax (expense) benefit	(2)	(30)	83	(32)	50
Net income	25,743	25,905	27,279	51,648	55,845
Net income attributable to noncontrolling interests	6,208	6,244	7,890	12,452	16,154
Net income attributable to common shares	$19,535	$19,661	$19,389	$39,196	$39,691

Net income per share attributable to common shares:
Basic	$0.54	$0.54	$0.57	$1.08	$1.17
Diluted	$0.53	$0.54	$0.57	$1.07	$1.16

Weighted average common shares outstanding:
Basic	36,463	36,348	34,049	36,406	33,993
Diluted	36,619	36,547	34,220	36,581	34,183

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates the Company has combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Rental revenue	$76,529	$74,930	$74,143	$151,460	$145,176
Power revenue	41,316	40,503	38,986	81,818	75,389
Tenant reimbursement and other	3,238	2,420	3,018	5,658	5,590
Rental, power, and related revenue	$121,083	$117,853	$116,147	$238,936	$226,155

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$25,743	$25,905	$27,279	$51,648	$55,845
Real estate depreciation and amortization	35,573	34,187	34,245	69,760	66,677
FFO available to common shareholders and OP unit holders	$61,316	$60,092	$61,524	$121,408	$122,522

Weighted average common shares outstanding - diluted	36,619	36,547	34,220	36,581	34,183
Weighted average OP units outstanding - diluted	11,599	11,600	13,829	11,600	13,832
Total weighted average shares and units outstanding - diluted	48,218	48,147	48,049	48,181	48,015

FFO per common share and OP unit - diluted	$1.27	$1.25	$1.28	$2.52	$2.55

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income	$25,743	$25,905	$27,279	$51,648	$55,845
Adjustments:
Interest expense	10,311	9,498	8,907	19,809	16,645
Income taxes	2	30	(83)	32	(50)
Depreciation and amortization	36,996	35,646	35,558	72,642	69,334
EBITDAre	$73,052	$71,079	$71,661	$144,131	$141,774
Non-cash compensation	3,617	3,432	3,186	7,049	5,812
Transaction costs / litigation	—	—	26	—	165
Adjusted EBITDA	$76,669	$74,511	$74,873	$151,180	$147,751

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